UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey	001-37565	98-1057807
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Le Masurier House

La Rue Le Masurier

St. Helier, Jersey JE2 4YE

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 (0)15 3475 6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Israeli SubPlan to the NovoCure Limited Employee Share Purchase Plan

On June 24, 2016, the Compensation Committee of the Board of Directors of NovoCure Limited (the “Company”) ratified and adopted the Israeli SubPlan to the NovoCure Limited Employee Share Purchase Plan (the “SubPlan”).  The SubPlan was adopted under the Company’s Employee Share Purchase Plan (the “Plan”) in order to meet country-specific legal and tax requirements.

A summary of the material terms of the Plan is set forth in the Company’s Amendment No. 2 to Form S-1 Registration Statement filed with the Securities and Exchange Commission on October 1, 2015 (the “S-1”) under the section entitled “Employee Share Purchase Plan”, beginning on page 143, and is incorporated herein by reference.   That summary and the foregoing description are qualified in their entirety by reference to the text of the Plan and the SubPlan, which are filed as Exhibit 10.15 to the S-1 and as Exhibit 10.1 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
10.1	Israeli SubPlan to the NovoCure Limited Employee Share Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited

(Registrant)

Date: June 30, 2016

By:	/s/ Wilhelmus Groenhuysen
Name: Wilhelmus Groenhuysen
Title: Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Israeli SubPlan to the NovoCure Limited Employee Share Purchase Plan